[Letterhead of DANZIGER & HOCHMAN]

Exhibit 23.1


April 24, 2006





Board of Directors
On The Go Healthcare, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Public Accounting Firm of On The Go Healthcare, Inc. as of July 31, 2005 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN


/s/DANZIGER & HOCHMAN
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DANZIGER & HOCHMAN
Chartered Accountants